UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 9, 2005

ECC Capital Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-32430	841642470
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1833 Alton Parkway, Irvine, California		92606
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 856-8300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On August 9, 2005, the registrant’s Compensation Committee of the Board of Directors (the "Committee") approved the terms of the registrant’s Executive Bonus Plan, an annual compensation plan designed to offer incentive compensation to certain executive officers of the registrant and its majority-owned subsidiaries (the "Plan") by rewarding the achievement of individual and corporate performance goals. The Plan is filed as Exhibit 10.1.

On August 9, 2005, the Committee approved the Appendix to the Plan for John Kohler, the registrant’s Executive Vice President of Capital Markets and Secondary Marketing. Mr. Kohler will be eligible to receive a performance bonus of $500,000 upon reaching a level of $5,000,000,000 in total securitizations and whole loan sales during the period from February 18, 2005 through December 31, 2005 (the "Performance Target Period"). In addition, Mr. Kohler will be eligible to receive an additional performance bonus of $500,000 upon reaching a level of $8,000,000,000 in total securitizations and whole loan sales during the Performance Target Period. The Appendix to the Plan for John Kohler is filed as Exhibit 10.2.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1 Executive Bonus Plan.

10.2 Appendix to the Executive Bonus Plan for John Kohler.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ECC Capital Corporation

August 15, 2005	By:	Shahid S. Asghar

Name: Shahid S. Asghar
Title: President and Co-Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

10.1	Executive Bonus Plan.
10.2	Appendix to the Executive Bonus Plan for John Kohler.